EXHIBIT 10.2
FIRST AMENDMENT TO PROMISSORY NOTES

THIS FIRST AMENDMENT TO PROMISSORY NOTES (the "First Amendment") is made and entered into as of the 5th day of February 2013 by REO Plus, Inc., a Texas corporation (the "Maker”), on the one hand, and Richard J. Church (“Church”) and Akashic Ventures, Inc., a Delaware corporation (“Akashic”), on the other hand.  Each of Church and Akashic is referred to hereinafter singly as a “Payee" and collectively as the "Payees."

RECITALS:

WHEREAS, Maker executed in favor of either of the Payees six promissory notes (collectively, the “Notes”) in the respective original principal amounts and having the respective balloon due dates, each as set forth in the table immediately below; and

Original Principal Amount	Original Due Date	Payee
$85,960	2/5/13	Church
$35,000	4/30/13	Church
$40,000	9/27/13	Church
$10,000	12/27/13	Church
$10,000	1/9/14	Church
$20,000	2/5/13	Akashic

WHEREAS, all outstanding principal of and interest on two of the Notes is becoming due and payable on the date hereof; and

WHEREAS, Maker wishes to receive an extension of the preceding and all other Notes so that all outstanding principal of and interest on each Note will be due and payable exactly three years after the original due date of such Note, and each Payee is willing to so extend the one or more Notes made payable to such Payee; and

WHEREAS, the parties hereto desire to amend the Notes upon the terms, provisions and conditions set forth hereinafter;

AGREEMENT:

NOW, THEREFORE, in consideration of (a) the mutual covenants and agreements of the parties hereto to amend the Notes, and (b) other good and valuable consideration (the receipt, sufficiency and adequacy of the consideration recited in (a) and (b) immediately preceding are hereby acknowledged and confessed by each party hereto), the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such terms in the Note):

1.           Amendments to the Note.  Each Note is hereby amended so that all outstanding principal of and interest on such Note shall become due and payable in a single balloon payment exactly three years after the original due date of such Note, and provided further that interest shall continue to accrue on each Note at the rate stated in such Note and shall be paid at maturity in an amount calculated in accordance with the interest rate provided therein and not at any set amount stated in such Note calculated based on the original maturity date of such Note.

2.           Miscellaneous.  Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this First Amendment.  Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect.  On and after the date on which this First Amendment becomes effective, the terms, "Note," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by this First Amendment.  This First Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

REO PLUS, INC.,	Akashic Ventures, Inc.,
a Texas corporation	a Delaware corporation

By: _____________________________	________________________________
Richard J. Church, President	Richard J. Church, President

________________________________
Richard J. Church, individually